PIONEER AMERICA INCOME TRUST,

                         A MASSACHUSETTS BUSINESS TRUST

               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                          PIONEER AMERICA INCOME TRUST,

                         A MASSACHUSETTS BUSINESS TRUST

     The undersigned, being at least a majority of the Trustees of Pioneer America Income Trust, a Massachusetts business trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated March 18, 1988, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

     Pursuant to Article IX, Section 8 of the Declaration, Trustees hereby establish one additional class of shares of the Trust, which shall be designated Investor Class Shares.
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     IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.


/s/ John F. Cogan, Jr                      /s/ Osbert M. Hood
-------------------------------------      -------------------------------------
John F. Cogan, Jr                          Osbert M. Hood


/s/ Mary K. Bush                           /s/ Marguerite A. Piret
-------------------------------------      -------------------------------------
Mary K. Bush                               Marguerite A. Piret


/s/ Richard H. Egdahl, M.D.                /s/ Stephen K. West
-------------------------------------      -------------------------------------
Richard H. Egdahl, M.D.                    Stephen K. West


/s/ Margaret B.W. Graham                   /s/ John Winthrop
-------------------------------------      -------------------------------------
Margaret B.W. Graham                       John Winthrop

                                      The address of each Trustee is:

                                        c/o Pioneer Investment Management, Inc
                                        60 State Street, Boston, Massachusetts
                                        02109